EX-99(g)(1)(a)

                                    FUND LIST
                                       to
                            GLOBAL CUSTODY AGREEMENT
                                     BETWEEN
                             JPMORGAN CHASE BANK AND
                              GARTMORE MUTUAL FUNDS
                               DATED APRIL 4, 2003

                            Amended, January 11, 2007
                        to be effective February 28, 2007

Fund Name

Gartmore Short Duration Bond Fund (formerly Gartmore Morley Capital Accumulation
 Fund)
Gartmore Large Cap Value Fund
Gartmore Small Cap Fund (formerly Nationwide Small Cap Fund)
Gartmore Nationwide Fund
Gartmore Growth Fund
Gartmore Mid Cap Growth Leaders Fund (formerly Gartmore Millennium Growth Fund) Gartmore S&P 500 Index Fund (formerly Nationwide S&P 500 Index Fund)
Gartmore Money Market Fund
Gartmore Bond Fund
Gartmore Tax-Free Income Fund
Gartmore Government Bond Fund
Gartmore Value Opportunities Fund
NorthPointe Small Cap Value Fund
Gartmore U.S. Growth Leaders Fund
Gartmore Global Technology and Communications Fund
Gartmore Emerging Markets Fund
Gartmore International Growth Fund
Gartmore Worldwide Leaders Fund
Gartmore Global Health Sciences Fund
Gartmore Global Financial Services Fund
Gartmore Gartmore Global Utilities Fund
Gartmore Nationwide Leaders Fund
Gartmore Enhanced Income Fund (formerly Gartmore Morley Enhanced Income Fund) Gartmore Micro Cap Equity Fund
Gartmore Mid Cap Growth Fund
Gartmore Small Cap Index Fund (formerly Nationwide Small Cap Index Fund) Gartmore International Index Fund (formerly Nationwide International
 Index Fund)
Gartmore Bond Index Fund (formerly Nationwide Bond Index Fund)
Gartmore Mid Cap Market Index Fund (formerly Nationwide Mid Cap Market Index
 Fund)
Gartmore Investor Destinations Aggressive Fund
Gartmore Investor Destinations Moderately Aggressive Fund
Gartmore Investor Destinations Moderate Fund
Gartmore Investor Destinations Moderately Conservative Fund
Gartmore Investor Destinations Conservative Fund
Gartmore U.S. Growth Leaders Long-Short Fund (formerly Gartmore Long-Short
 Equity Plus Fund)
Gartmore China Opportunities Fund
Gartmore Global Natural Resources Fund
Gartmore Optimal Allocations Fund: Growth (formerly Gartmore Optimal Allocations
 Fund:
Aggressive)
Gartmore Optimal Allocations Fund: Moderate Growth (formerly Gartmore Optimal
 Allocations Fund: Moderately Aggressive)
Gartmore Optimal Allocations Fund: Moderate (formerly Actively Managed Moderate
 Asset Allocation Fund)
Gartmore Optimal Allocations Fund: Specialty (formerly Actively Managed
 Specialty Asset Allocation Fund)
Gartmore Optimal Allocations Fund: Defensive
NorthPointe Small Cap Growth Fund
Gartmore Small Cap Leaders Fund
Gartmore Hedged Core Equity Fund
Gartmore Small Cap Growth Opportunities Fund
Gartmore Small Cap Value Fund
Gartmore Small Cap Core Fund
Gartmore Market Neutral Fund